Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Shineco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share (3)	457(c)	15,000,000	$1.251	$18,765,000	$0.0001531	$2,872.93
	Total Offering Amounts					$18,765,000		$2,872.93
	Total Fees Previously Paid							—
	Total Fee Offsets							4,294.46
	Net Fees Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that may be issued in connection with a stock dividend, stock split, recapitalization or similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low prices of the common stock on the Nasdaq Capital market on February 12, 2025, which is a date within five business days prior to the filing date of this registration statement.

(3)	Consists of 15,000,000 shares of common stock that may be sold by the Selling Stockholders named herein.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Shineco, Inc.	S-3	333-284272(a)	01/14/2025		$4,294.46	Equity	Common Stock	Common Stock	$28,050,000
Fee Offset Sources	Shineco, Inc.	S-3	333-284272		01/14/2025						$4,294.46

(a)	The Registrant’s Registration Statement on Form S-3 (Registration No. 333-284272) was initially filed on January 14, 2025. The Registrant requested the Securities and Exchange Commission’s consent to the withdrawal of such Registration Statement on February 18, 2025. The Registration Statement on Form S-3 had not been declared effective before the request of withdrawal was filed, and there were no sales of the Registrant’s securities under such Registration Statement.